Exhibit 99.2
PEGASUS BIOLOGICS, INC.
CONDENSED BALANCE SHEETS
As of June 30, 2009 and 2008
(unaudited)

	As of June 30,
	2009	2008

ASSETS
Current assets:
Cash and cash equivalents	$578,348	$8,171,262
Accounts receivable, net	345,089	1,221,220
Inventory	731,738	1,024,848
Prepaid expenses and other current assets	113,805	301,619

Total current assets	1,768,980	10,718,949

Property and equipment, net	686,662	393,753
Other assets	49,822	51,436

Total assets	$2,505,464	$11,164,138

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$682,878	$461,683
Accrued liabilities	502,053	648,844
Notes payable	6,205,099	792,585

Total current liabilities	7,390,030	1,903,112

Preferred stock purchase warrants	376,431	1,474,241

Stockholders’ (deficit) equity:
Preferred stock, $0.001 par value:	11,152	11,152
Common stock, $0.001 par value:	4,401	4,243
Additional paid-in capital	33,288,266	32,450,743
Accumulated deficit	(38,564,816)	(24,679,353)

Total stockholders’ (deficit) equity	(5,260,997)	7,786,785

Total liabilities and stockholders’ (deficit) equity	$2,505,464	$11,164,138

The accompanying notes are an integral part of the unaudited condensed financial statements.

PEGASUS BIOLOGICS, INC.
CONDENSED STATEMENTS OF OPERATIONS
For the Six Months Ended June 30, 2009 and 2008
(unaudited)

	For The Six Months Ended June 30,
	2009	2008

Net revenue	$3,739,059	$4,114,124
Cost of revenue	1,739,897	1,737,753

Gross margin	1,999,162	2,376,371

Operating expenses:
Selling, general and administrative	6,750,168	6,971,195
Research and development	1,078,073	1,541,286

Total operating expenses	7,828,241	8,512,481

Operating loss	(5,829,079)	(6,136,110)
Interest income (expense), net	(152,533)	34,562

Net loss	$(5,981,612)	$(6,101,548)

The accompanying notes are an integral part of the unaudited condensed financial statements.

PEGASUS BIOLOGICS, INC.
CONDENSED STATEMENTS OF CASH FLOWS
For the Six Months Ended June 30, 2009 and 2008
(unaudited)

	For The Six Months Ended June 30,
	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,981,612)	$(6,101,548)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	171,460	144,026
Stock-based compensation	311,000	286,000
Loss on disposition of property and equipment	60,730	—

Changes in operating assets and liabilities:
Accounts receivable	986,207	76,129
Inventory	(114,803)	(92,748)
Prepaid expenses and other current assets	162,533	(113,541)
Accounts payable	161,535	91,048
Accrued liabilities	(651,569)	49,402
Other assets	1,614	(18,352)

Net cash used in operating activities	(4,892,905)	(5,679,584)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of property and equipment	12,000	—
Purchases of property and equipment	(13,538)	(114,761)

Net cash used in investing activities	(1,538)	(114,761)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of note payable	(1,243,260)	(648,840)
Proceeds from note payable	920,000	—
Proceeds from issuance of common stock	15,163	12,979

Net cash used in financing activities	(308,097)	(635,861)

Net decrease in cash and cash equivalents	(5,202,540)	(6,430,206)
Cash and cash equivalents at beginning of period	5,780,888	14,601,466

Cash and cash equivalents at end of period	$578,348	$8,171,260

The accompanying notes are an integral part of the unaudited condensed financial statements.

5

Pegasus Biologics, Inc.
Notes to Unaudited Condensed Financial Statements
As of and for the six-months ended June 30, 2009 and 2008
1. Organization and Business
Pegasus Biologics, Inc. (the “Company”) was founded to develop, manufacture and sell implantable biologic soft tissue repair/reinforcement products used in orthopedic, sports medicine, wound care and spine/neurosurgical applications. The Company holds rights to patented technologies for the stabilization (crosslinking) and sterilization of biological tissue which has enabled development of acellular collagen biomaterials suitable for use as wound dressings as well as for human implantation as ligament, tendon, and soft tissue repair/reinforcement patches or grafts. The Company was incorporated in the state of Delaware on February 4, 2004 and is located in Irvine, California.
Basis of Presentation
The accompanying unaudited interim condensed financial statements as of and for the six months ended June 30, 2009 and 2008 have been prepared by the Company in accordance with generally accepted accounting principles applied in the United States of America (GAAP) for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements.
The Company’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business for the foreseeable future. In July 2009, substantially all of the assets of the Company were sold for approximately $12.1 million to Synovis Life Technologies, Inc. (see Note 7).
2. Summary of Significant Accounting Policies
Use of Estimates
The preparation of the Company’s condensed financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, as well as disclosures of contingent assets and liabilities at the date of the Company’s financial statements and accompanying notes. Management considers many factors in selecting appropriate financial accounting policies and controls, and in developing the estimates and assumptions that are used in the preparation of these financial statements. Management must apply significant judgment in this process. In addition, other factors may affect estimates, including: expected business and operational change, sensitivity and volatility associated with the assumptions used in developing estimates and whether historical trends are expected to be representative of future trends. The estimation process often may yield a range of potentially reasonable estimates of the ultimate future outcomes and management must select an amount that falls within that range of reasonable estimates. This process may result in actual results differing from those estimated amounts used in the preparation of the condensed financial statements.

Pegasus Biologics, Inc.
Notes to Unaudited Condensed Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
Concentration of Credit Risk
Financial instruments, which potentially subject the Company to significant concentrations of credit risk, consist principally of cash and cash equivalents. The Company’s cash and cash equivalents are invested in interest-bearing deposit accounts with one federally insured financial institution.
Cash and Cash Equivalents
Cash equivalents consist of highly liquid investments with original maturities of 90 days or less when purchased. Substantially all of the Company’s cash and cash equivalents are maintained at one financial institution domiciled in the United States. Amounts on deposit with this financial institution may, from time to time, exceed federally insured limits.
Inventory
Inventory, net of allowances, is stated at the lower of cost or market. Cost is determined by the first-in, first-out method. Inventory is reviewed periodically for slow-moving or obsolete status and an allowance is recorded for the identified items. If launch of a new product is delayed, inventory may not be fully utilized and could be subject to impairment, at which point the Company would record a reserve to adjust inventory to its net realizable value.
Inventory is comprised of the following at June 30:

	2009	2008

Raw materials	$176,018	$92,984
Work in process	342,896	466,867
Finished goods and consignment inventory	212,824	464,997

	$731,738	$1,024,848

Pegasus Biologics, Inc.
Notes to Unaudited Condensed Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
Revenue Recognition
The Company follows the provisions of the Securities and Exchange Commission’s Staff Accounting Bulletin (SAB) No. 104, Revenue Recognition, which sets forth guidelines for the timing of revenue recognition based upon factors such as passage of title, installation, payment and customer acceptance. The Company recognizes revenue when all four of the following criteria are met: (i) persuasive evidence that an arrangement exists; (ii) delivery of the products and/or services has occurred; (iii) the selling price is fixed or determinable; and (iv) collectibility is reasonably assured. Specifically, revenue from the sale of products is recognized upon use of the product during surgery by third-party customers who immediately accept title.
Product Shipment Costs
Product shipment costs are included in cost of sales in the accompanying condensed statements of operations.
Property and Equipment
Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the respective assets as follows:

Furniture and fixtures	5 years
Office equipment	3 years
Laboratory equipment	3 years
Amortization of leasehold improvements is computed using the shorter of the remaining term of the Company’s facilities lease or the estimated useful lives of the improvements. Maintenance and repairs are expensed as incurred.
Research and Development Costs
Costs incurred in connection with the development of the Company’s technology and future products are expensed as incurred and consist primarily of personnel-related expenses, laboratory supplies, facilities expenses, and allocation of corporate costs.

Pegasus Biologics, Inc.
Notes to Unaudited Condensed Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
Patent Costs
Costs related to filing and pursuing patent applications are expensed as incurred, as recoverability of such expenditures is uncertain.
Income Taxes
Income taxes are recorded under the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.
Comprehensive Income (Loss)
Statement of Financial Accounting Standards (“SFAS”) No. 130, Reporting Comprehensive Income, requires that all components of comprehensive income, including net income (loss), be reported in the financial statements in the period in which they are recognized. Comprehensive income (loss) is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources. Net income (loss) and other comprehensive income (loss), including foreign currency translation adjustments, shall be reported, net of their related tax effect, to arrive at comprehensive income (loss).
Comprehensive loss for the six months ended June 30, 2009 and 2008 was $5,981,612 and $6,101,548, respectively, and consists of the net loss.
Fair Value of Financial Instruments
The balance sheets include the following financial instruments: cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, notes payable and preferred stock warrants. The carrying amounts of current assets and liabilities approximate their fair values because of the relatively short period of time between the origination of these instruments and their expected realization. Based on borrowing rates currently available to the Company for loans with similar terms, management believes the fair value of the borrowings approximates its carrying value.

Pegasus Biologics, Inc.
Notes to Unaudited Condensed Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
Effective January 1, 2008, the Company adopted SFAS No. 157, Fair Value Measurements (“SFAS No. 157”) for its financial assets and liabilities. In February 2008, the FASB issued FASB Staff Position (“FSP”) No. 157-2, Effective Date of FASB Statement No. 157, which provides a one-year deferral of the effective date of SFAS No. 157 for nonfinancial assets and liabilities, except for those that are recognized or disclosed in the financial statements at fair value at least annually. Therefore, the Company has adopted the provisions of SFAS No. 157 only with respect to financial assets and liabilities, as well as any other assets and liabilities carried at fair value. SFAS No. 157 defines fair value, establishes a framework for measuring fair value under GAAP and enhances disclosures about fair value measurements. Fair value is defined under SFAS No. 157 as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value under SFAS No. 157 must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard describes how to measure fair value based on a three-level hierarchy of inputs, of which the first two are considered observable and the last unobservable.
•	Level 1 – Quoted prices in active markets for identical assets or liabilities.

•	Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•	Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.
The adoption of this statement did not have a material impact on the Company’s condensed financial statements.

Pegasus Biologics, Inc.
Notes to Unaudited Condensed Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
The fair value of the Company’s financial assets and liabilities measured on a recurring basis as of June 30, 2009, is as follows:

		Quoted Prices in	Significant
		Active Markets	Other	Significant
		for Identical	Observable	Unobservable
		Assets	Inputs	Inputs
	Total	(Level 1)	(Level 2)	(Level 3)

Assets:
Cash and cash equivalents	$578,348	$578,348	$—	$—

	$578,348	$578,348	$—	$—

Liabilities:
Preferred stock warrants	$376,431	$—	$—	$376,431

	$376,431	$—	$—	$376,431

The Company’s cash and cash equivalents are classified as Level 1. Unadjusted quoted prices for these securities are provided to the Company by independent pricing services. The Company classifies its preferred stock warrants as Level 3. The fair value of these liabilities is determined using the Black-Scholes pricing model based on significant unobservable inputs.
The Company does not currently expect the application of the fair value framework established by SFAS No. 157 to nonfinancial assets and liabilities measured on a nonrecurring basis to have a material impact on the financial statements. However, the Company will continue to assess the potential effects of SFAS No. 157 as additional guidance becomes available.
Effective January 1, 2008, the Company adopted SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. SFAS No. 159 allows an entity the irrevocable option to elect fair value for the initial and subsequent measurement for specified financial assets and liabilities on a contract-by-contract basis. The Company did not elect to adopt the fair value option on any assets or liabilities not previously carried at fair value under SFAS No. 159.

Pegasus Biologics, Inc.
Notes to Unaudited Condensed Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
Stock-Based Compensation
The Company adopted SFAS 123(R), Stock-Based Payment, in January 2006. Under SFAS 123(R), the fair value of share-based payment awards is estimated at the grant date using an option pricing model, and the portion that is ultimately expected to vest is recognized as compensation cost over the requested service period. The Company granted options to employees and nonemployee consultants throughout 2008. For those awards granted to nonemployee consultants, the Company applies EITF 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services, and periodically re-measures the awards and recognizes expense over the vesting period.
Certain non-employee options were granted with vesting conditions based on project milestones. Some of these project milestones had not yet been completed prior to June 30, 2009, and as such, no performance commitment date has been established. Under EITF 96-18, where there has been no performance commitment, the instruments should be measured at their then current fair value up until such time as the performance commitment has been met.
The Company uses the Black-Scholes option pricing model to estimate the fair value of share-based awards and recognizes share-based compensation costs over the vesting period using the straight-line single option method.
SFAS 123(R) Assumptions
In adopting SFAS 123(R), the following assumptions and inputs were derived in order to calculate fair value for stock options issued or revalued during the six months ended June 30, 2009 and 2008:
-	Stock price – The Company had a contemporaneous valuation performed by an independent third party in May 2008 whereby the common stock price was established at $1.42 per share of common stock. The Company had previously been issuing stock options with an exercise price of $1.11 per share in early 2008. Based on the valuation performed in May 2008, the Company began issuing options at $1.42 per share for the remainder of 2008 and the first six months of 2009.

Pegasus Biologics, Inc.
Notes to Unaudited Condensed Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)

-	Risk-free interest rate – The Company has utilized Treasury bill rates with maturities approximating the expected term (contractual term for non-employee options) of their options on the dates of grant as the risk-free interest rates.

-	Dividend yield – The Company has not historically, and does not intend to pay any dividends; therefore, the dividend yield is set to zero.

-	Expected life – The Company has adopted the SEC’s simplified method (under SAB 107) in arriving at expected life. The simplified method allows companies to use a weighted- average between the vesting period and contractual life of the options. For most options that follow the standard vesting period of four years, this equates to 6.25 years (25% vesting after one year and 1/48 each month thereafter). For non-employee options, the expected term is the contractual term under EITF 96-18, which is ten years for the Company. For the re-measured options, a calculated remaining contractual term was utilized.

-	Volatility – As the Company is not publicly traded and there is not an external market for its shares, the Company has estimated volatility from its closest peer companies that are publicly traded. The Company believes it can estimate volatility based on its similar peers rather than utilizing the alternative method and arriving at a calculated value. The estimated volatility was 63% for each of the six-months ended June 30, 2009 and 2008.
Forfeitures – The Company utilizes a standard vesting schedule of one-year cliff and monthly thereafter. The Company used actual forfeiture data through that date and trued up all historical forfeitures.

Pegasus Biologics, Inc.
Notes to Unaudited Condensed Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
Recent Accounting Standards
In December 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 141 (revised 2007), Business Combinations (“SFAS No. 141(R)”), and SFAS No. 160, Accounting and Reporting of Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51. These standards will significantly change the accounting and reporting for business combination transactions and noncontrolling (minority) interests in consolidated financial statements. SFAS No. 141(R) requires companies to recognize all the assets acquired and liabilities assumed in a business combination and establishes the acquisition-date fair value as the measurement objective, including capitalizing at the acquisition date the fair value of acquired in-process research and development, and re-measuring and writing down these assets, if necessary, in subsequent periods during their development. SFAS No. 141(R) will also impact the determination of acquisition-date fair value of consideration paid in a business combination (including contingent consideration), exclude transaction costs from acquisition accounting, and change accounting practices for acquired contingencies, acquisition-related restructuring costs, indemnification assets, and tax benefits. SFAS No. 141(R) and SFAS No. 160 will be applied prospectively for business combinations that occur on or after January 1, 2009, except that presentation and disclosure requirements of SFAS No. 160 regarding noncontrolling interests shall be applied retrospectively. The Company adopted SFAS No. 141(R) and SFAS No. 160 as of January 1, 2009, which did not materially impact the Company’s condensed financial statements.
In May 2008, the FASB issued Staff Position No. APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) (FSP APB 14-1), which clarifies the accounting for convertible debt instruments that may be settled fully or partially in cash upon conversion. FSP APB 14-1 requires entities to separately measure and account for the liability and equity components of qualifying convertible debt and amortize the value of the equity component to interest cost over the estimated life of the convertible debt instrument. By amortizing the value of the equity component, an entity will effectively recognize interest cost at its non-convertible debt borrowing rate. FSP APB 14-1 also requires re-measurement of the liability and equity components upon extinguishment of a convertible debt instrument, which may result in a gain or loss recognized in the financial statements for the extinguishment of the liability component. FSP APB 14-1 requires

Pegasus Biologics, Inc.
Notes to Unaudited Condensed Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
retrospective application for all instruments that were outstanding during any periods presented. FSP APB 14-1 is effective for fiscal years beginning after December 15, 2008, which will be the Company’s fiscal year 2009. The Company has not yet evaluated the impact that FSP APB 14-1 will have on its financial statements.
3. Property and Equipment
Property and equipment consists of the following at June 30:

	2009	2008

Laboratory equipment	$569,814	$396,373
Office equipment	530,230	462,174
Leasehold improvements	298,308	66,899
Furniture and fixtures	244,462	223,137

	1,642,814	1,148,583
Less accumulated depreciation and amortization	(956,152)	(754,830)

	$686,662	$393,753

Depreciation and amortization expense was $171,460 and $144,026 for the six months ended June 30, 2009 and 2008, respectively.
4. Debt
Under a loan agreement with Comerica Bank (Comerica), Comerica provided the Company with a $4,000,000 loan on December 21, 2006. The loan bore an interest rate of prime plus 1% and was to be amortized in equal payments over 36 months. The scheduled principal reduction was to be $1,333,333 per year for each of the years 2007, 2008, and 2009. Amounts borrowed under the agreement with Comerica were collateralized by substantially all of the Company’s assets. This loan was folded into a new loan with Comerica on July 16, 2008 (see below).

Pegasus Biologics, Inc.
Notes to Unaudited Condensed Financial Statements (continued)
4. Debt (continued)
In connection with this agreement, Comerica received 55,114 Series B preferred stock warrants exercisable at $2.54 per share upon execution of the transaction documents. The warrants are exercisable for ten years. The Company valued the warrants at issuance at $106,964 using the Black-Scholes method and the following assumptions: risk-free interest rate of 4.58%, expected volatility of 65.7%, dividend yield of 0.0% and a contracted life of ten years. The value of the warrants was to be amortized on a straight-line basis to interest expense over the term of the loan agreement of 36 months. At June 30, 2009 and 2008, no shares were issued pursuant to the warrants.
On July 16, 2008, the Company executed an amendment to the existing loan and security agreement with Comerica. Under this amendment, the existing loan was increased to $6,500,000, with the additional funds taken down by the Company on September 30, 2008. This amended loan bears an interest rate of prime plus 1.5% and is amortized in equal payments of $180,556 over 36 months commencing October 31, 2008. As with the original loan, the amended loan is collateralized by substantially all of the Company’s assets.
In connection with this amended agreement, Comerica received 71,823 Series C preferred stock warrants exercisable at $3.62 per share upon execution of the transaction documents. The warrants are exercisable for ten years. The Company valued the warrants at issuance at $185,865 using the Black-Scholes method and the following assumptions: risk free interest rate of 2.25%, expected volatility of 62.93%, dividend yield of 0.0%, and a contracted life of ten years. The value of the warrants is to be amortized on a straight-line basis to interest expense over the term of the loan agreement of 36 months. At June 30, 2009, no shares were issued pursuant to the warrants.
On September 19, 2008, the Company also entered into a loan agreement with Affinity Ventures IV, L.P. (Affinity), one of the Company’s venture capital investors. Under this agreement, Affinity loaned the Company $750,000 at an interest rate of 9%, with both principal and accrued interest due at the maturity date of March 18, 2010. Affinity also has the option of converting the outstanding principal balance at the Company’s next equity round. This loan is collateralized with a security interest in substantially all of the Company’s assets, subordinated to the security interests of Comerica.
In connection with this loan, Affinity received 12,431 Series C preferred stock warrants exercisable at $3.62 per share upon execution of the transaction documents. The warrants are exercisable for seven years. The Company valued the warrants at issuance at $27,938 using the Black-Scholes method and the following assumptions: risk free interest rate of 1.87%, expected volatility of 62.93%, dividend yield of 0.0% and a contracted life of seven years. The value of

Pegasus Biologics, Inc.
Notes to Unaudited Condensed Financial Statements (continued)
the warrants is to be amortized on a straight-line basis to interest expense over the term of the loan agreement of 18 months. At June 30, 2009, no shares were issued pursuant to the warrants.
5. Stockholders’ Equity
Warrants
In June 2005, a FASB Staff Position was issued, Issuer’s Accounting under FASB Statement No. 150 for Freestanding Warrants and Other Similar Instruments on Shares That Are Redeemable (“FSP No. 150-5”), addressing the application of SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (“SFAS No. 150”). FSP No. 150-5 was effective for all periods presented after July 1, 2005 and concluded that warrants for shares in redeemable instruments should be accounted for as liabilities under SFAS No. 150. In accordance with FSP No. 150-5, the Company adjusts the carrying value of such redeemable warrants to their estimated fair value at each reporting date. Pursuant to SFAS No. 150, increases or decreases in the fair value of such warrants are recorded as interest income or expense related to warrants in the statement of operations.
Stock Option Plans
In June 2004, the Company adopted the 2004 Stock Plan (the “Plan”). The Plan provides for the granting of stock options to employees and consultants of the Company. Options granted under the Plan may be either incentive stock options or nonqualified stock options. Incentive stock options (“ISO”) may be granted only to Company employees (including officers and directors who are also employees). Nonqualified stock options (“NSO”) may be granted to Company employees and consultants. Unvested restricted common shares are subject to repurchase by the Company at the original exercise price.
Options under the Plan may be granted with exercise periods of up to ten years and at prices no less than 85% of the estimated fair value of the shares on the date of grant as determined by the Board of Directors, provided, however, that the exercise price of an ISO and NSO granted to a 10% shareholder shall not be less than 110% of the estimated fair value of the shares on the date of grant. To date, options granted generally vest over four years.

Pegasus Biologics, Inc.
Notes to Unaudited Condensed Financial Statements (continued)
5. Stockholders’ Equity (continued)
Total stock-based compensation expense (including nonemployee stock-based compensation expense) recognized in the Company’s condensed statements of operations for each of the six months ended June 30, 2009 and 2008 approximated $286,000.
For the six months ended June 30, 2009 and 2008, the Company received $15,163 and $12,979, respectively, of exercise proceeds related to stock options that were exercised by employees and nonemployees of the Company during the year.
6. Related Parties
BioMedical Design, Inc., subsequently BioMed Design, LLC (“Licensor”), the licensor of Pegasus’ patented stabilization and sterilization technologies, is a shareholder of the Company, has a member of its management as a member of the Company’s Board of Directors, earns a 2% royalty on the Company’s net sales of products derived from the licensed technology, and also receives a monthly consulting fee. During the six-months ended June 30, 2009 and 2008, the Company paid the Licensor $165,748 and $399,488, respectively.
On January 31, 2008, the Company entered into a new License Agreement with BioMedical Design, Inc. and BioMed Design, LLC. In exchange for 100,000 shares of the Company’s common stock, an immediate cash payment of $300,000 and a future payment of $100,000 due in one year, the Company’s exclusive license to use the technology was expanded to include the wound care field, the abdominal and thoracic (general surgery) field, and the breast field. Additionally, the licensor shall receive royalties of 3% on all sales in the wound care field and 4% on all sales in the general surgery and breast fields. As of 2010, certain minimum annual royalties apply for each of the three new fields.
Also in connection with the aforementioned new License Agreement, three other people received cash payments totaling $100,000. Two of these individuals are founders of the Company; one of them is also a member of the Board of Directors and the other is an officer of the Company.

Pegasus Biologics, Inc.
Notes to Unaudited Condensed Financial Statements (continued)
7. Subsequent Events
In May 2009, the Company defaulted under its loan agreement with Comerica, giving Comerica the right to enforce all of its remedies against the Company and the collateral under the loan agreement. The Company and Comerica determined that a sale of all or any part of the collateral was in the best interest of the Company and the creditors of the Company. In May 2009, the Company also ceased all operations due to lack of funding. On July 17, 2009, Comerica entered into a Foreclosure Sale Agreement with Synovis Surgical Sales, Inc., a wholly owned subsidiary of Synovis Life Technologies, Inc. (Synovis) providing for the sale of substantially all the assets of the Company to Synovis for approximately $12.1 million. The $12.1 million of proceeds were used to pay outstanding loans and accrued interest to Comerica and Affinity and to pay amounts due to unsecured creditors.